UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2007

Date of Report (Date of earliest event reported)

Heartland Oil and Gas Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-32669	91-1918326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Broadway, Suite 1480

Denver, CO 80202

(Address of principal executive offices)

(303) 405-8450

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 27, 2007, Donald Sharpe resigned as a member of the Board of Directors.

Item 1.01.	Entry into a Material Definitive Agreement.

Item 8.01.	Other Events.

On March 28, 2007, Heartland Oil and Gas Corp. agreed with its lenders, SDS Capital Group, Ltd. and Baystar Capital II, L.P. (collectively, the “Lenders”) to extend the maturity date of all promissory notes issued by Heartland to the Lenders to April 4, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on as its behalf by the undersigned hereunto duly authorized.

Heartland Oil and Gas Corp. (registrant)

Date	March 29, 2007	By	/s/ Robert L. Poley
Robert L. Poley
Chief Financial Officer

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